 As filed with the Securities and Exchange Commission on February 28, 1994.
                                                     Registration No. 33-
- --------------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                            --------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                            --------------------

                         MARTIN MARIETTA CORPORATION
           (Exact name of registrant as specified in its charter)


          Maryland                                  52-1801551
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)



                            6801 Rockledge Drive
                          Bethesda, Maryland 20817
                  (Address of principal executive offices)

                            --------------------

                         Martin Marietta Corporation
                        Performance Sharing Plan for
                            Puerto Rico Employees
                          (Full title of the plan)
                            --------------------

                            Frank H. Menaker, Jr.
                     Vice President and General Counsel
                         Martin Marietta Corporation
                            6801 Rockledge Drive
                          Bethesda, Maryland 20817
                               (301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            --------------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------
                                              Proposed            Proposed
                                               maximum             maximum
Title of securities       Amount to be     offering price         aggregate          Amount of
to be registered(*)       registered(*)     per share(*)      offering price(*)   registration fee(**)
- ------------------------------------------------------------------------------------------------------

Common Stock, par
value $1.00 per share..  70,000           $46.00             $3,220,000           $1,110.90

- --------------------------------------------------------------------------------

(*) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the plan described herein.
(**) Computed, pursuant to Rule 457, solely for the purpose of calculating the registration fee.
- --------------------------------------------------------------------------------

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by the Registrant or the Plan with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission on February 28, 1994.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such descriptions;


         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities.
         -------------------------

     Not Applicable


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The Opinion of Counsel as to the legality of the securities being issued (constituting Exhibit 5) has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinion is not eligible to participate in the Plan.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the Corporation and its stockholders for money damages except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received, (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding, or (iii) in respect of certain other actions not applicable to the Corporation. The Charter of the Corporation limits the liability of directors and officers of the Corporation to the fullest extent permitted by the Maryland General Corporation Law.

     The Maryland General Corporation Law also authorizes the Corporation to indemnify present and past directors and officers of the Corporation or any such person who is or was serving at the request of the Corporation as an officer, director or employee of another Corporation (including service with respect to employee benefit plans) against judgements, penalties, fines, settlements and reasonable expenses (including attorney's fees) actually incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation in respect of which the director or officer is adjudged to be liable to the Corporation) in which they are made parties by reason of being or having been directors or officers unless it is established that (i) the act or omission of the director or officer was material to the cause of action adjudicated and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Maryland General Corporation Law also provides that, unless limited by the Corporation's Charter, the Corporation shall indemnify present and past directors and officers of the Corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorney's fees) incurred in connection with the proceeding.

     The Charter of the Corporation provides for indemnification of directors and officers to the fullest extent permitted by the Maryland General Corporation Law, and the Corporation's directors and officers are covered by certain insurance policies maintained by the Corporation.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not Applicable

Item 8.   Exhibits.
          --------

      5.  Opinion of Stephen M. Piper, Esquire.

   23-A.  Consent of Ernst & Young.

   23-B.  Consent of KPMG Peat Marwick.

   23-C.  Consent of Stephen M. Piper, Esquire (contained in Exhibit 5 hereof).

     25.  Powers of Attorney.


Item 9.   Undertakings.
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         MARTIN MARIETTA CORPORATION

Date:  February 25, 1994    By:  /s/ Frank H. Menaker, Jr.
                                     ---------------------
                                     Frank H. Menaker, Jr.
                                     Vice President and
                                     General Counsel


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

     Signature               Title                       Date
     ---------               -----                       ----

/s/ Norman R. Augustine      Chairman of the       February 25, 1994
    -------------------      Board, Chief
    Norman R. Augustine*     Executive Officer


/s/ Marcus C. Bennett        Director, Vice        February 25, 1994
    -----------------        President, Chief
    Marcus C. Bennett*       Financial and
                             Chief Accounting
                             Officer


/s/ Lamar Alexander          Director              February 25, 1994
    ---------------
    Lamar Alexander*


/s/ John J. Byrne            Director              February 25, 1994
    -------------
    John J. Byrne*


/s/ A. James Clark           Director              February 25, 1994
    --------------
    A. James Clark*

/s/ Edwin I. Colodny         Director              February 25, 1994
    ----------------
    Edwin I. Colodny*

/s/ James L. Everett, III    Director              February 25, 1994
    ---------------------
    James L. Everett, III*




     Signature               Title                       Date
     ---------               -----                       ----

/s/  Edward L. Hennessy, Jr. Director                  February 25, 1994
     -----------------------
     Edward L. Hennessy, Jr.*

/s/  Edward E. Hood, Jr.     Director                  February 25, 1994
     -------------------
     Edward E. Hood, Jr.*

/s/  Caleb B. Hurtt          Director                  February 25, 1994
     --------------
     Caleb B. Hurtt*

/s/  Gwendolyn S. King       Director                  February 25, 1994
     -----------------
     Gwendolyn S. King*

/s/  Melvin R. Laird         Director                  February 25, 1994
     ----------------
     Melvin R. Laird*

/s/  Gordon S. Macklin       Director                  February 25, 1994
     -----------------
     Gordon S. Macklin*

/s/  Eugene F. Murphy        Director                  February 25, 1994
     ----------------
     Eugene F. Murphy*

/s/  Allen E. Murray         Director                  February 25, 1994
     ---------------
     Allen E. Murray*

/s/  John W. Vessey, Jr.     Director                  February 25, 1994
     -------------------
     John W. Vessey, Jr.*

/s/  A. Thomas Young         Director                  February 25, 1994
     ---------------
     A. Thomas Young*


          *By: /s/ Stephen M. Piper                    February 25, 1994
                   ----------------
                   (Stephen M. Piper, Attorney-in-fact**)

_____________________

**By authority of Powers of Attorney filed with this Registration
  Statement on Form S-8.

                              Index to Exhibits
                              -----------------

Exhibit
Number     Description                              Page
- ---------  -----------                              ----
  5        Opinion of Stephen M. Piper, Esquire.     8

 23-A      Consent of Ernst & Young.                 9

 23-B      Consent of KPMG Peat Marwick.            10

 23-C      Consent of Stephen M. Piper, Esquire
           (contained in Exhibit 5 hereof).

  25       Powers of Attorney.                      11